UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 24, 2011

GLOBAL AVIATION HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	000-52605	20-4222196
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 World Drive

Peachtree City, Georgia 30269

(Address of principal executive offices / Zip Code)

(770) 632-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act.

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01                                             Regulation FD Disclosure.

As previously reported, on September 14, 2011, Global Aviation Holdings Inc. (the “Company”) entered into the Third Supplemental Indenture by and among the Company, North American Airlines, Inc. and World Airways, Inc. and Wells Fargo Bank, National Association, as trustee and as collateral agent (the “Third Supplemental Indenture”) and Third Amendment and Waiver to Second-Lien Term Loan Credit Agreement (the “Third Amendment and Waiver”) by and among the Company, North American Airlines, Inc., World Airways, Inc., the Guarantors named therein and the Lenders named therein and Wells Fargo Bank, National Association, as administrative agent and collateral agent.

As of October 24, 2011, the holders of a majority in principal amount of the First Lien Notes outstanding, and the Lenders under the Second Lien Loan, acknowledged that the Company had demonstrated to their reasonable satisfaction that the Company has reduced annual aircraft lease expense by a minimum of $18 million for 2012 and 2013 as required by the Third Supplemental Indenture and Third Amendment.

The Company estimates that it has reduced annual aircraft lease expense by approximately $18.1 million for 2012 and 2013 as a result of the restructuring of previously above-market lease terms.  The Company also expects to achieve approximately $3.2 million in lease savings for the remainder of 2011 and approximately $6.1 million in savings associated with restructuring leases of the aircraft scheduled to be returned in 2012.

This report contains statements that constitute forward-looking statements which involve risks and uncertainties.  These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the business and future events and plans of the Company such as the future financial impact of aircraft lease restructuring.  These statements can be recognized by the use of words such as “expects,” “plans,” “will,” “estimates,” “projects,” or words of similar meaning.  These forward-looking statements are not guarantees of future performance, and actual results may differ from those contemplated in such forward-looking statements as a result of various factors and assumptions, including compliance with lease terms and potential changes in lease accounting requirements under generally accepted accounting principles.  You are cautioned not to place undue reliance on these forward-looking statements, which are based on the current view of the management of the Company on future events. The Company does not undertake to revise forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL AVIATION HOLDINGS INC.
(Registrant)

Dated: October 24, 2011	By:	/s/ William A. Garrett
William A. Garrett
Executive Vice President and Chief Financial Officer